UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

KUNEKT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-53561	26-1173212
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

112 North Curry Street Carson City, Nevada		89703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 458-6358

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KUNEKT CORPORATION

April 29, 2010

Item 8.01. Other Events.

On April 28, 2010, Mark Bruk, president, treasurer and a director of the company, voluntarily and without consideration submitted 9,200,000 of his 10,000,000 shares of common stock of the company for cancellation. The company's board of directors approved the cancellation and subsequent return to treasury of the 9,200,000 shares of common stock and as a result the issued and outstanding shares of common stock of the company will decrease from 10,750,000 shares to 1,550,000 shares following the cancellation. Following the cancellation, Mr. Bruk will have 800,000 shares of common stock of the company, which represents 51.6% of the issued and outstanding shares of common stock of the company. The cancellation and return to treasury of the 9,200,000 shares of common stock of the company does not effect or alter the authorized shares of the company, which is 65,000,000 shares of common stock, par value $0.001 and 1,000,000 shares of preferred stock, par value $0.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KUNEKT CORPORATION

Date: April 29, 2010	By:	/s/ Mark Bruk
Mark Bruk
President and Chief Executive Officer